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                                                                    EXHIBIT 3.94

[STAMP]

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                          MAUMEE VALLEY COMMUNITY URBAN
                            REDEVELOPMENT CORPORATION
                                      INTO
                           OWENS-ILLINOIS GENERAL INC.

      (Pursuant to Section 253 of the General Corporation Law of Delaware)

     OWENS-ILLINOIS GENERAL INC., a corporation incorporated on the 9th day of March, 1987, pursuant to the provisions of the General Corporation Law of the State of Delaware;

     DOES HEREBY CERTIFY that this Corporation owns 100% of the capital stock of MAUMEE VALLEY COMMUNITY URBAN REDEVELOPMENT CORPORATION, a corporation incorporated on the 15th day of September, 1977, pursuant to the provisions of the General Corporation Law of the State of Ohio, and that this Corporation, by a resolution of its Board of Directors duly adopted by unanimous written consent in lieu of a meeting as of the 10th day of May, 1996, determined to and did merge into itself said MAUMEE VALLEY COMMUNITY URBAN REDEVELOPMENT CORPORATION, which resolution is in the following words, to wit:

          WHEREAS this Corporation lawfully owns 100% of the outstanding stock of Maumee Valley Community Urban Redevelopment Corporation, a corporation organized and existing under the laws of Ohio; and

          WHEREAS this Corporation desires to merge into itself the said Maumee Valley Community Urban Redevelopment Corporation, and to be possessed of as the estate, property, rights, privileges and franchises of said corporation;

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          NOW, THEREFORE, BE IT RESOLVED, that this Corporation merges into itself said Maumee Valley Community Urban Redevelopment Corporation and assumes all of its liabilities and obligations; and

          FURTHER RESOLVED, that the president or a vice-president, and the secretary or an assistant secretary of this Corporation be and they hereby are directed to make and execute, under the corporate seal of this Corporation, a certificate of ownership and merger setting forth a copy of the resolution to merge said Maumee Valley Community Urban Redevelopment Corporation into this Corporation and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

          FURTHER RESOLVED, that this merger shall be effective May 31, 1996 at 11:59 p.m.

          FURTHER RESOLVED, that the officers of this Corporation be and they hereby are authorized and directed to do all acts are things whatsoever, whether within or without the State of Delaware which may be in any way necessary or proper to effect said merger.

     IN WITNESS WHEREOF, said OWENS-ILLINOIS GENERAL INC. has caused this certificate to be signed by David G. Van Hooser, its Vice President and attested by James W. Baehren, its Secretary, this 10th day of May, 1996.

                                             BY: /s/ David G. Van Hooser
                                                -------------------------------
                                                 David G. Van Hooser
                                                 Vice President

                                             ATTEST: /s/ James W. Baehren
                                                    ---------------------------
                                                     James W. Baehren
                                                     Secretary
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